EXHIBIT 99.1

ICU Medical, Inc. Reports Strong Fourth Quarter and Year-End 2008 Results

Company's Results Exceed Full Year 2008 Revenue Guidance

SAN CLEMENTE, Calif., Feb. 2, 2009 (GLOBE NEWSWIRE) -- ICU Medical, Inc., (Nasdaq:ICUI), a leading low cost manufacturer of safe medical connectors, custom medical products and critical care devices, today announced results for the fourth quarter and fiscal year ended December 31, 2008.

Fourth quarter of 2008 revenue increased 24.6% to $56.7 million, compared to revenue of $45.5 million in the same period last year. Net income for the fourth quarter of 2008 was $9.0 million, or $0.61 per diluted share, as compared to net income of $6.0 million, or $0.41 per diluted share, in the fourth quarter of 2007.

For the fiscal year ended December 31, 2008, revenue increased 8.8% to $204.7 million, as compared to revenue of $188.1 million in the same period last year. For the fiscal year ended December 31, 2008, the Company earned $24.3 million, or $1.67 per diluted share, as compared to net income of $23.1 million, or $1.51 per diluted share, for the fiscal year ended December 31, 2007. Included in the full year of 2008 earnings results are discrete tax benefits of $0.14 per share and included in the full year 2007 earnings results are legal settlements of $0.13 per share.

Scott Lamb, ICU Medical's Chief Financial Officer, said, "We are pleased with our financial results as we achieved record revenue for the fourth quarter and full year. Our strong fourth quarter and annual top line growth was driven by double-digit improvements across all but one of our core product lines and performance of our new oncology products exceeded our expectations. Fourth quarter international sales and domestic distributor and direct sales increased 76% and 14%, respectively, reinforcing growing demand for our products worldwide."

The Company ended the year with a very healthy balance sheet and strong cash flow from operations. Operating cash flow was $30.2 million for the fiscal year of 2008. As of December 31, 2008, cash, cash equivalents and marketable securities totaled $129.2 million and working capital was $163.4 million.

"We expect the recession to have some effect on our company's performance in 2009. However, as we enter the new fiscal year, we are well positioned for continued growth and intend to use our strong cash flow to invest in strategic growth initiatives during 2009. We are expanding our sales force to take advantage of many opportunities, including our agreement with Premier and to increase our global market outreach. Additionally, we are investing in our manufacturing processes to increase our leadership position in the industry by improving efficiencies and ensuring we continue to produce the highest quality products at the lowest cost. We believe these investments will be crucial in maintaining our strong competitive position and building value for our shareholders in years to come," concluded Mr. Lamb.

Fiscal Year 2009 Guidance

For the full fiscal year of 2009, management expects to generate revenue in the range of $215 million to $225 million and, taking into account the Company's additional investments into its sales force and manufacturing processes, management expects diluted earnings in the range of $1.58 to $1.70 per share.

The Company will release its fourth quarter and fiscal year ended December 31, 2008 results at approximately 4:00 p.m. EST (1:00 p.m. PST) and will be conducting a conference call concerning those results at 4:30 p.m. EST (1:30 p.m. PST) on Monday, February 2, 2009. The call can be accessed at 800-261-3417, passcode 46670161, or by replay at 888-286-8010, passcode 22435822. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at http://www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay. Certain information provided as part of that call will be provided on the Company's website at http://www.icumed.com within 48 hours of the call.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "will," "expect," "believe," "could," "would," "estimate," "continue," "build," "expand" or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the Company's growing worldwide demand, the effect of the current recession on the Company, the Company's positioning for continued growth, investment in strategic initiatives, sales force expansion to take advantage of certain opportunities, improvement of efficiencies, product quality and continued low cost, the Company's strong competitive position and ability to build shareholder value in future years. In addition, forward-looking statements also include the statements under the heading "Fiscal Year 2009 Guidance." These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: growing demand for our products, investments in strategic growth, continued growth and improving efficiencies. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Form 10-K for the year ended December 31, 2007 and 10-Q for the quarter ended September 30, 2008. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

                 ICU MEDICAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS

       (Amounts in thousands, except share and per share data)

                                                    December 31,
                                               ----------------------
                                                 2008         2007
                                               ---------    ---------
                                               Unaudited       (1)

                              ASSETS

 CURRENT ASSETS:
   Cash and cash equivalents                   $  55,696    $   7,873
   Restricted cash                                 6,014           --
   Marketable securities                          56,093       87,770
                                               ---------    ---------
     Cash, cash equivalents and marketable
      securities                                 117,803       95,643
   Accounts receivable, net of allowance for
    doubtful accounts of $320 in 2008 and
    $655 in 2007                                  38,423       26,115
   Inventories                                    17,930       19,504
   Prepaid income taxes                            4,544        2,740
   Prepaid expenses and other current assets       3,471        4,746
   Deferred income taxes - current portion         3,231        4,509
                                               ---------    ---------
       Total current assets                      185,402      153,257
                                               ---------    ---------

 PROPERTY AND EQUIPMENT, net                      69,897       72,708
 PROPERTY HELD FOR SALE                              940           --
 MARKETABLE SECURITIES, non-current portion       11,350           --
 INTANGIBLE ASSETS, net                           10,780       11,884
 DEFERRED INCOME TAXES, non-current portion        3,855        2,432
 INCOME TAXES RECEIVABLE, non-current portion      1,210        1,848
 OTHER ASSETS                                         --          465
                                               ---------    ---------
                                               $ 283,434    $ 242,594
                                               =========    =========

              LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Accounts payable                            $   7,879    $   8,439
   Accrued liabilities                            14,081       13,036
                                               ---------    ---------
       Total current liabilities                  21,960       21,475
                                               ---------    ---------

 COMMITMENTS AND CONTINGENCIES                        --           --
 DEFERRED INCOME TAXES - non-current portion       4,007        4,325
 INCOME TAXES PAYABLE - non-current portion        4,436        2,890

 STOCKHOLDERS' EQUITY:
   Convertible preferred stock, $1.00 par
    value -  Authorized--500,000 shares;
    Issued and outstanding--none                      --           --
   Common stock, $0.10 par value -
    Authorized--80,000,000 shares; Issued
    14,783,668 shares in 2008 and 14,746,951
    shares in 2007                                 1,478        1,475
   Additional paid-in capital                     50,970       74,805
   Treasury stock, at cost -- 53,057 shares
    in 2008 and 1,057,501 shares in 2007          (1,623)     (40,776)
   Retained earnings                             201,304      177,004
   Accumulated other comprehensive income            902        1,396
                                               ---------    ---------
       Total stockholders' equity                253,031      213,904
                                               ---------    ---------
                                               $ 283,434    $ 242,594
                                               =========    =========

 (1) December 31, 2007 balances were derived from audited
     consolidated financial statements.

                   ICU MEDICAL INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF INCOME
        (Amounts in thousands, except share and per share data)

                          Three Months Ended        Year ended
                             December 31,           December 31,
                      ----------------------- -----------------------
                          2008       2007        2008        2007
                      ----------- ----------- ----------- -----------
                       Unaudited   Unaudited   Unaudited      (1)
 REVENUES:
  Net sales           $    56,599 $    45,206 $   203,026 $   185,618
  Other                       146         341       1,700       2,520
                      ----------- ----------- ----------- -----------
 TOTAL REVENUE             56,745      45,547     204,726     188,138

 COST OF GOODS SOLD        30,451      26,524     114,910     109,895

                      ----------- ----------- ----------- -----------
    Gross profit           26,294      19,023      89,816      78,243
                      ----------- ----------- ----------- -----------

 OPERATING EXPENSES:
   Selling, general
    and administrative     13,247      10,496      53,611      45,484
   Research and
    development               494       1,871       4,822       8,111
                      ----------- ----------- ----------- -----------
    Total operating
     expenses, net         13,741      12,367      58,433      53,595
                      ----------- ----------- ----------- -----------

    Income from
     operations            12,553       6,656      31,383      24,648

 OTHER INCOME               1,006       1,322       4,695       8,698
                      ----------- ----------- ----------- -----------

    Income before
     income taxes
     and minority
     interest              13,559       7,978      36,078      33,346

 PROVISION FOR INCOME
  TAXES                    (4,574)     (1,965)    (11,778)    (10,337)
 MINORITY INTEREST             --          --          --          70
                      ----------- ----------- ----------- -----------

 NET INCOME           $     8,985 $     6,013 $    24,300 $    23,079
                      =========== =========== =========== ===========

 NET INCOME PER SHARE
    Basic                   $0.62       $0.44       $1.72       $1.62
    Diluted                 $0.61       $0.41       $1.67       $1.51

 WEIGHTED AVERAGE
  NUMBER OF SHARES
    Basic              14,525,785  13,750,339  14,144,245  14,281,696
    Diluted            14,785,151  14,651,853  14,564,893  15,265,108

     (1) 2007 results were derived from audited consolidated financial statements.

                   ICU MEDICAL INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Amounts in thousands)

                                    For the years ended December 31,
                                      2008        2007        2006
                                  ----------- ----------- -----------
                                   Unaudited       (1)         (1)
 CASH FLOWS FROM OPERATING
  ACTIVITIES:
 Net income                       $    24,300 $    23,079 $    25,660
 Adjustments to reconcile net
  income to net cash provided by
  operating activities:
    Depreciation and amortization      14,220      11,796      11,231
    Provision for doubtful
     accounts                            (270)        331        (273)
    Stock compensation expense          1,890       1,052         487
    Minority interest                      --         (70)       (565)
    Loss (gain) on disposal or
     sale of property and
     equipment or property held
     for sale                             653        (130)     (2,093)
    Cash provided (used) by
     changes in operating assets
     and liabilities, net of
     assets purchased
       Accounts receivable            (12,375)        523      (2,353)
       Inventories                      1,447      (3,033)       (785)
       Prepaid expenses and other
        assets                            197        (240)     (1,504)
       Accounts payable                  (525)        250       3,034
       Accrued liabilities              1,093       5,144      (1,141)
       Prepaid and deferred income
        taxes                            (404)      2,810         (90)
                                  ----------- ----------- -----------
    Net cash provided by operating
     activities                        30,226      41,512      31,608
                                  ----------- ----------- -----------

 CASH FLOWS FROM INVESTING
  ACTIVITIES:
    Purchases of property and
     equipment                        (11,351)    (23,645)    (19,612)
    Proceeds from sale of assets           --         504       6,062
    Cash paid for acquired assets          --      (3,224)         --
    Proceeds from finance loan
     repayments                           646          73       2,881
    Change in restricted cash          (6,014)         --          --
    Purchases of marketable
     securities                       (62,945)    (38,863)    (43,724)
    Proceeds from sale of
     marketable securities             83,272      54,858      19,847
                                  ----------- ----------- -----------
    Net cash provided by (used in)
     investing activities               3,608     (10,297)    (34,546)
                                  ----------- ----------- -----------

 CASH FLOWS FROM FINANCING
  ACTIVITIES:
    Proceeds from exercise of
     stock options                      9,471       2,090       8,497
    Proceeds from employee stock
     purchase plan                      1,373       1,402       1,252
    Tax benefits from exercise of
     stock options                      8,997         551       6,512
    Purchase of treasury stock         (5,859)    (41,000)     (6,986)
                                  ----------- ----------- -----------
    Net cash provided by (used in)
     financing activities              13,982     (36,957)      9,275
                                  ----------- ----------- -----------

 Effect of exchange rate changes
  on cash                                   7         462         (38)
                                  ----------- ----------- -----------
 NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                 47,823      (5,280)      6,299

 CASH AND CASH EQUIVALENTS,
  beginning of year                     7,873      13,153       6,854
                                  ----------- ----------- -----------

 CASH AND CASH EQUIVALENTS, end
  of year                         $    55,696 $     7,873 $    13,153
                                  =========== =========== ===========
 SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:
    Cash paid during the year for
     income taxes                 $     3,073 $     7,476 $     4,001
                                  =========== =========== ===========

    (1) 2007 and 2006 were derived from audited financial statements.

ICU Medical, Inc. and Subsidiaries

The accompanying consolidated financial data should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 2007 Annual Report to Shareholders.

This announcement contains certain financial measures that are not calculated in accordance with U.S. GAAP, including non-GAAP EPS. The company's management believes these U.S. non-GAAP financial measures provide investors meaningful supplemental information.

The following table sets forth, for the periods indicated, total revenues by product as a percentage of total revenues:

 Product Line                    2008    2007    2006    Q408    Q407
 CLAVE                            39%     38%     34%     41%     40%
 Custom Products                  34%     31%     28%     33%     31%
 Critical care                    18%     23%     25%     17%     21%
 Other products                    8%      7%     12%      9%      7%
 License, royalty and revenue
  share                            1%      1%      1%      0%      1%
 Total                           100%    100%    100%    100%    100%

Net revenue as a percentage of total revenue for each distribution channel was as follows:

 Channel                         2008    2007    2006    Q408    Q407
 Medical product manufacturers    67%     71%     76%     67%     71%
 Domestic distributors/direct     18%     16%     14%     17%     18%
 International customers          15%     13%     10%     16%     11%
 Total                           100%    100%    100%    100%    100%

 Pro forma information:
 (in millions, except per share data)
                                                       Year ended
                                                      December 31,

                                                     2008       2007
 Net income                                        $  24.3    $  23.1
   Less legal settlements                               --       (2.0)
   Less discrete tax items                            (2.1)       0.0
                                                   -------    -------
 Pro forma net income                              $  22.2    $  21.1
                                                   =======    =======

 Diluted earnings per share                        $  1.67    $  1.51
   Less legal settlement                               --       (0.13)
   Less discrete tax items per share                (0.14)         --
                                                   -------    -------
 Pro forma diluted earnings per share              $  1.53    $  1.38
                                                   =======    =======

CONTACT:  ICU Medical, Inc.
          Scott Lamb, Chief Financial Officer
          (949) 366-2183

          ICR, Inc.
          John F. Mills, Senior Managing Director
          (310) 954-1100